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SECRETARY OF STATE DIVISION OF CORPORATIONS P.O.BOX 898

DOVER, DELAWARE !9903

131338593

9484760

TAX USA INC

11350 RANDOM HILLS RD STE 800

FAIRFAX                  VA   22030

11-22-2013

MOBODEXTER INC

5437467    0102S Incorp Delaware Stock Co.

Receiving/Indexing	25.00
Certification Fee	50.00
Data Entry Fee	5.00
Court Municipality Fee, Wilm.	20.00
Surcharge Assessment-New Castle	6.00
Page Assessment-New Castle Count	18.00
Expedite Fee, 24 Hour	50.00
FILING TOTAL	189.00
TOTAL PAYMENTS	189.00
SERVICE REQUEST BALANCE	.00

Incorporation Fee

15.00

Vefaware    PAGE   1

11ie J'irst State

I, JEFFREY W. BULLOCK1      SECRETARY OF STATE OF THE STATE OF DELAWARE1     DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MOBODEXTER INC"1

FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF NOVEMBER, A.D.

2013, AT 8:37 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5437467  8100                     AUTHEN

131338593                                    DATE: 11-22-13

You may verify this certificate online

at corp.delaware.gov/authver.shtml

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Delivexed  08:37AM 11/22/2013· ....

FILED  08:37AM 11/22/2013-

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2

Division of Corporations Survey

401 Federal Street, Suite 4

Dover, DE  19901

Fax:  302 739-2565

On a scale of 1 {unacceptable) to 10 (outstanding), please rate the following questions.

1. How would you rate the overall qualitv of service provided by the Division of

Corporations?

1     2      3      4      5      6     7      8      9      10      NA

2. How would you rate the convenience of our services?

1      2      3      4      5      6     7      8      9      10       NA

3. How would you rate the promptness of service provided?

1     2      3      4      5      6     7      8      9       10       NA

4. How would you rate the accessibility of the Division of Corporations staff?

1     2      3       4      5      6     7      8     9       10       NA

5. How would you rate the training you received from the Division of Corporations staff?

1     2      3      4      5      6      7      8     9      10      NA

6. How would you rate the written materials received from the Division of Corporations? (Were they easy to read and helpful? i.e., guidelines, forms, DCIS Manual.)

1     2      3       4       5      6      7      8     9       10      NA

7. Were Division of Corporations staff attentive and helpfulrelative to your comments and concerns?

1      2      3        4      5       6      7      8     9       10     NA

8. Did Division of Corporations staff display professionalism & courtesy?

1      2      3       4      5       6      7      8     9       10     NA

9. Are Division of Corporations staff knowledgeable?

1      2      3       4       5       6      7      8     9      10       NA

Please let us know about experiences and incidents with the Division of Corporations

(i.e., staff, equipment, connectivity, customer service) that impressed or disappointed you.

Commen: -------------------------------------------------

Company name and contact information: ------------------- If you would prefer,you may take this survey online at http:/lwww.surveymonkey.com/s/20113rdqtr